EXHIBIT 99.1
2007 GEN-PROBE EMPLOYEE BONUS PLAN
I.	INTRODUCTION
A.	Purpose: The 2007 Gen-Probe Employee Bonus Plan (the “Plan”) is designed to encourage and financially reward eligible employees for their contributions to the success and profitability of Gen-Probe Incorporated.

B.	Effective Date: The Plan shall begin January 1, 2007 and continue through December 31, 2007 (the “Plan Year”).

C.	Entire Agreement: The Plan is the entire statement regarding the subject matter hereof and supersedes all prior bonus or incentive plans or any written or verbal representations regarding the subject matter of the Plan.

D.	No Guarantee of Compensation: Nothing in the Plan is intended to be a guaranty of any kind of compensation or any other binding commitment of Gen-Probe Incorporated.
II.	PLAN DEFINITIONS
A.	The Plan: The 2007 Gen-Probe Employee Bonus Plan.

B.	Participant: Participant is defined as any regular, full-time or part-time employee of Gen-Probe Incorporated or its Designated Subsidiaries (together, the “Company”) hired on or before September 30, 2007 who is not a participant in any other Company bonus or incentive plan (excluding the Company’s option plans, 401(k) plan and employee stock purchase plan). For employees of the Company that are hired during the Plan Year as a result of an acquisition, eligibility for participation in the Plan will be determined on a deal-by-deal basis. As used herein, Designated Subsidiaries shall mean Gen-Probe Sales & Service, Inc., Gen-Probe International, Inc. and such other direct or indirect subsidiaries of Gen-Probe Incorporated as may be designated a Designated Subsidiary by Administrator.

C.	The Administrator: The Administrator of the Plan shall be the Compensation Committee of the Board of Directors of Gen-Probe Incorporated, provided that the Chief Executive Officer of the Company shall be the Administrator for purposes of Section III.I of the Plan solely with respect to employees other than executive officers of the Company. The Compensation Committee shall approve all bonus payments to executive officers.

D.	Target Bonus Percentage: The target bonus percentage is based on the Participants salary grade and according to the percentages set forth on (i) Exhibit A with respect to employee grades OE1 through Senior Director and (ii) Exhibit C with respect to Vice Presidents, Senior Vice Presidents and Executive Vice Presidents (other than the Executive Vice President and Chief Operating Officer).

E.	Base Pay: The “Base Pay” under the Plan is defined as the annual base pay in effect on December 31, 2007. For Participants who are exempt employees, base pay is defined as annual base salary. For Participants who are overtime eligible employees, base pay is defined as the hourly rate in effect on December 31, 2007 multiplied by the number of regularly scheduled work hours during the Plan Year (part-time employees) or 2,080 (full time employees), plus any overtime pay earned during the Plan Year.

F.	Company Performance Factor (CPF): The CPF is a percentage from 0% to 150% and is applied to each Participant’s target bonus. The CPF is determined based on the achievement of Gen-Probe Incorporated’s total revenue and earnings per share goals. At the achievement of both revenue and earnings per share, the CPF equals 100%. The CPF will be determined in accordance with the chart on Exhibit B.

G.	Individual and Team Performance Factor (ITPF): The ITPF is a percentage from 0% to 150% and is applied to 50% of each Participant’s target bonus. Each Participant will be assigned an ITPF based on the assessment of his or her overall performance, including performance on Core Teams and/or functional teams. The ITPF is based on a target of 100% but can range from 0 to 150%.
III.	BONUS PLAN ADMINISTRATION
A.	Bonus Payment: Participants must be employed by the Company on the last day of the Plan Year and on the date the bonus, if any, is paid, in order to be eligible for a bonus payout. Bonuses will typically be paid within 90 days after the end of the Plan Year and are subject to applicable payroll and other withholding taxes.

B.	Pro-rated Bonuses: Bonus payments to Participants with less than a full year of eligible participation will be pro-rated based on full months of participation. Bonuses will also be pro-rated for Participants with only partial year eligibility due to participation in other Company bonus or incentive plans.

C.	Bonus Calculation: Bonuses will be calculated using the following formula:
(Base Pay x % Target x CPF x 50%) + (Base Pay x % Target x CPF x ITPF x 50%) = Bonus
D.	Bonus Calculation Examples:
1. Assume a Participant with a base salary of $85,000; target bonus of 5% ($4,250); CPF of 110%; ITPF of 100%.
($85,000 x 5% x 1.1 x 50%) + ($85,000 x 5% x 1.1 x 1.0 x 50%) = $4,675
2. Assume a Participant with a base salary of $85,000; target bonus of 5% ($4,250); CPF of 90%; ITPF of 100%.
($85,000 x 5% x .90 x 50%) + ($85,000 x 5% x .90 x 1.0 x 50%) = $3,825
3. Assume a Participant with a base salary of $85,000; target bonus of 5% ($4,250); CPF of 100%; ITPF of 120%.
($85,000 x 5% x 1.0 x 50%) + ($85,000 x 5% x 1.0 x 1.2 x 50%) = $4,675
E.	Transfers and Promotions: Participants who transfer or are promoted to a non-eligible position or to another target bonus percentage will be eligible for a pro-rated bonus based on the length of time of Plan eligibility or in each position, as applicable. Participants who were in positions not eligible under the Plan and transfer or are promoted to an eligible position will be eligible for a pro-rated bonus based on the length of time in the bonus eligible position.

F.	Leaves of Absence: Bonuses will be pro-rated for each full month of absence during any approved leave of absence. Participants on an approved leave of absence at the time of payout will have their bonus checks mailed to their home.

G.	Performance Improvement Plans: Participants not performing at an acceptable level or who are deemed not in good standing by management at the time of payout are not eligible to receive a bonus payment, regardless of performance during the Plan Year.

H.	Termination of Employment: Participants whose employment terminates either voluntarily or involuntarily prior to the end of the Plan Year or prior to the date of payout will not be eligible for a bonus payment.

I.	Approval of Bonuses. All proposed bonus payments shall be submitted to the Administrator for final approval. The Administrator may determine which Participants shall be granted bonus awards and may adjust the final bonus amount for any Participant (including increasing or decreasing any bonus from the calculation set forth in Section III.C above) as it deems appropriate. The Administrator has complete discretion to adjust bonus awards to reflect changes in the industry, Gen-Probe Incorporated’s financial performance, a Participant’s job duties or performance, or any other circumstance the Administrator determines should impact bonus awards.

J.	Administrative Matters and Plan Interpretation: The Administrator is responsible for administering the Plan. The Administrator has all powers and discretion necessary or appropriate to review and approve the Plan and its operation, including, but not limited to, the power to (a) interpret the Plan, (b) adopt rules for the administration, interpretation and application of the Plan as are consistent herewith, and (c) interpret, amend or revoke any such rules. All determinations and decisions made by the Administrator and any delegate of the Administrator shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. The Administrator, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason.

K.	Employment at Will: Nothing contained in the Plan will alter a Participant’s at-will employment relationship with the Company. Employment with the Company is entered into voluntarily and employees are free to resign at any time for any reason, with or without advance notice. Similarly, the Company can terminate employment at any time for any reason, with or without advance notice and with or without cause. The Company may establish separate procedures for Participants who are employed outside the United States in order to comply with applicable laws, rules or regulations of such foreign jurisdictions with respect to tax, currency, employee benefits or other matters.

Exhibit A
Target bonus percentages for employee grades OE1 through Senior Director
[Intentionally Omitted]

Exhibit B
Company Performance Factor Matrix
[Intentionally Omitted]

Exhibit C
Target Bonus for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents (other than the Chief Operating Officer)
Target Bonus as a % of Salary
 25%

6